UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 7, 2022, Teresa Covington notified Lightning eMotors, Inc. (the “Company”) that she will retire as the Company’s Chief Financial Officer effective as of October 2, 2022 (the “Retirement Date”). Until the Retirement Date, Ms. Covington will continue to serve the Company on a full-time basis and will receive her normal salary and benefits. Commencing on October 3, 2022, Ms. Covington agreed to serve as a consultant to the Company through March 31, 2023.

Appointment of Certain Officers

Chief Financial Officer

In connection with Ms. Covington’s retirement, the Company also announced that David Agatston was appointed on September 8, 2022 to serve as the Company’s Chief Financial Officer beginning October 3, 2022 (the “Effective Date”). Prior to joining the Company, Mr. Agatston, 57, served as Senior Vice President of Finance and as a Divisional Chief Financial Officer for the Zayo Group, a leading provider of light-speed data transmission infrastructure serving wireless and wireline carriers, media, finance, healthcare, and other large enterprises, from June 2018 to March 2020. Prior to that, Mr. Agatston served for approximately 11 years as a Vice President of Intelsat, a leading provider and operator of satellite communication services, including as a Divisional Chief Financial Officer. During his time at Intelsat, Mr. Agatston served in a wide range of financial oversight capacities, including financial planning and analysis. Most recently, from April 2020 to the present, Mr. Agatston has provided outsourced financial services as an independent consultant. Mr. Agatston holds an MBA from the Darden School of Business Administration at the University of Virginia and a Bachelor of Sciences, Electrical and Biomedical Engineering from Duke University.

Compensatory Arrangements of Certain Officers

In connection with Mr. Agatston’s appointment, and pursuant to the terms of his offer letter dated September 8, 2022 (the “Offer Letter”), Mr. Agatston will receive an initial annual base salary of $350,000. Mr. Agatston will be eligible to earn an annual cash bonus (commencing with a pro-rated bonus for 2022 from the Effective Date), with an annual incentive target of 40% of his base salary, based upon achievement of performance goals established by the Company. Mr. Agatston will also be eligible to receive a one-time, new hire equity grant with a value of $100,000 (the “Equity Grant”) in the form of restricted stock units (“RSUs”). In addition, subject to approval by the Board of Directors, Mr. Agatston will be eligible to participate in the Company’s equity incentive plan with an annual target equity incentive of $600,000, (with the 2022 grant to be pro-rated based on the Effective Date). RSUs granted to Mr. Agatston under the Equity Grant and the Company’s equity incentive plan are subject to a three-year vesting period. Mr. Agatston will also be eligible to participate in the Company’s benefits plans available to the Company’s executive officers as described in the Company’s 2022 proxy statement.

In addition to the Offer Letter, the Company and Mr. Agatston entered into the Company’s standard form executive employment agreement (the “Employment Agreement”). Under the Employment Agreement, if Mr. Agatston’s employment is terminated without “cause,” he will be eligible to receive the following severance payments and benefits: (a) an amount equal to nine months of the Mr. Agatston’s then-current base salary, (b) a pro-rata portion of Mr. Agatston’s cash bonus target for the year of termination based on his performance, and (c) if Mr. Agatston elects to continue his healthcare coverage through the Company using COBRA, reimbursement of the employer portion of his COBRA premiums for nine months. Pursuant to the terms of the Employment Agreement, if Mr. Agatston’s employment is terminated without cause or for “good reason” within twelve months of a “change in control,” Mr. Agatston will receive the following severance payments and benefits: (a) an amount equal to 18 months of Mr. Agatston’s then-current base salary, (b) an amount equal to 100% of the annual cash bonus target, (c) if Mr. Agatston elects to continue his healthcare coverage through the Company using COBRA, reimbursement of the employer portion of his COBRA premiums for 18 months, and (d) each of Mr. Agatston’s outstanding and unvested equity awards will vest in full. The severance payments and benefits described above are subject to Mr. Agatston’s timely execution and non-revocation of a general release of claims in favor of the Company.

In addition to the severance payments and benefits described above, if Mr. Agatston’s employment is terminated due to his death or disability, then Mr. Agatston will be still entitled to receive a pro-rata portion of his target bonus for the year of termination based on his performance. Mr. Agatston also entered into the Company’s standard form of employee confidential information and inventions assignment agreement.

The foregoing description of the Offer Letter and the Employment Agreement is subject to and qualified in its entirety by reference to the full text of the Offer Letter and the Employment Agreement, respectively, and copies of the Offer Letter and the Employment Agreement will be filed as exhibits to the Company’s Form 10-Q for the quarter ending September 30, 2022.

Item 8.01     Other Events

On September 9, 2022, the Company issued a press release entitled “Lightning eMotors Announces CFO Transition.” A copy of this press release is attached as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release by Lightning eMotors, Inc. dated September 9, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: September 9, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President